EXHIBIT 32.15
CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Paul E. Ruppert, Chair of the Board of Directors and President of Eastern Gas Transmission and Storage, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:
(1)the Annual Report on Form 10-K of Eastern Gas Transmission and Storage, Inc. for the annual period ended December 31, 2022 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Eastern Gas Transmission and Storage, Inc..

Date: February 27, 2026	/s/ Paul E. Ruppert
Paul E. Ruppert
Chair of the Board of Directors and President
(principal executive officer)